Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data’s LoyaltyOne Business Announces Banco do Brasil National Roll Out in Dotz Program; Dotz Coalition Also Expands Into Second Brazilian Market

DALLAS, Texas (Sept. 26, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”), operator of Brazil’s dotz loyalty program (www.dotz.com.br) and Banco do Brasil, the largest financial institution in Brazil, rolled out the launch of the dotz loyalty program throughout Brazil. In addition, Dotz, in which LoyaltyOne has a sizeable equity stake, expanded the dotz coalition loyalty program in Brasilia, the nation’s capital, with 2.5 million citizens in the region.

Effective immediately, the dotz loyalty program will be offered to all of Banco do Brasil’s 20 million Ponte Pra Voce  loyalty program members, the bank’s proprietary loyalty program for banking services, credit and debit card customers. Banco credit and debit card holders will be able to convert Ponte Pra Voce points to dotz points. The dotz offer to Banco do Brasil customers will continue to be promoted through the bank’s on-line and ATM channels, in-branch marketing and mass media.

Simultaneous to the national roll out of the Banco do Brasil offer, Dotz expanded the coalition loyalty model into Brasilia, which builds on the successful launch of the program in Belo Horizonte, where the dotz program first launched in 2009. This expansionconstitutes phase two of a planned multi-phased, countrywide roll-out of the coalition program in Brazil.  Membership in dotz, currently at 600,000, is anticipated to reach approximately 1.5 million by the end of 2011. The program is projecting to approximately double the membership by the end of 2012.

Several existing Belo Horizonte dotz coalition loyalty program sponsors including Ale, one of Brazil’s largest national gasoline station chains, expanded its participation in dotz and also launched in Brasilia. Joined by additional national and regional grocers, quick service restaurants (QSRs), pharmacy retailers, specialty retail and online retailers, Dotz intends to build on the fast-paced and sustainable momentum achieved in Belo Horizonte.

“The national roll-out of the Banco do Brasil offer and the expansion of the dotz program into a second major market represents a significant step in the growth of Dotz,” said Bryan Pearson, president of LoyaltyOne.  “The growth and adoption of the loyalty program by both sponsors such as Banco do Brasil, and more than 600,000 consumers in Belo Horizonte since 2009, reflects the appeal, strength, value and effectiveness of our coalition model.”

“Banco do Brasil’s roll out of  dotz  across its vast network, and specifically to its credit and debit card customers firmly transitions our loyalty initiative onto Brazil’s national landscape,” said Dotz President and Chief Executive Officer Roberto Chade. “Our success so far in Belo Horizonte has surpassed our expectations. Given both the number of potential Banco do Brasil customers who can participate in dotz and the population demographics of Brasilia, we anticipate continued growth in both attracting new sponsors and dotz members.”

LoyaltyOne will work closely with Dotz and Banco do Brasil to continue to grow the program, renew and sign new national and regional brick and mortar and online retailers, as well as add new sponsor categories.

In 2000, Dotz launched as a Brazilian-based loyalty program that was initially focused on developing an online loyalty-based coalition program. Since LoyaltyOne’s initial investment and strategic business support of the Dotz management team in 2009, the program has grown significantly and expanded to include brick-and-mortar retail sponsors. Today, there are more than 70 online sponsors as well as key traditional sponsors in the financial services, gas and grocery verticals, and a broader-based redemption portfolio.

The program is similar to the Canadian AIR MILES® Reward Program – consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector card. dotz points are accumulated through everyday shopping and can be redeemed for rewards.

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 34 million in Canada) and has many of the characteristics required to host a successful coalition loyalty program. Based on the coalition program’s national target market potential and current consumer spending habits, expectations suggest a long-term opportunity of one-to-two times the size of the Canadian program.

About LoyaltyOne™

LoyaltyOne works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior.  Through a team of businesses including Canada’s AIR MILES Reward Program, COLLOQUY, Precima, LoyaltyOne Consulting and Direct Antidote, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services -- consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.  LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers.  More information is available at www.loyalty.com.

About CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”)

CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”) is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br ), named by Jupiter Media Matrix as the “best and largest loyalty program in Latin America.” More information is available at www.dotzmarketing.com.br.

About Alliance Data

Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.
Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

#  #  #